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                                                                               .
                                                                               .

                                                                    EXHIBIT 10.4

                                 LEASE AGREEMENT

                             (Single Tenant Office)

INDEX
-----
SECTION                              SECTION                                              PAGE
-------                              -------                                              ----
1.  SUMMARY OF TERMS AND CERTAIN DEFINITIONS...........................................     1

2.  PREMISES...........................................................................     2

3.  ACCEPTANCE OF PREMISES.............................................................     2

4.  USE; COMPLIANCE....................................................................     2

5.  TERM...............................................................................     3

6.  MINIMUM ANNUAL RENT................................................................     3

7.  OPERATION OF PROPERTY; PAYMENT OF EXPENSES.........................................     3

8.  SIGNS..............................................................................     7

9.  ALTERATIONS AND FIXTURES...........................................................     8

10. MECHANICS' LIENS...................................................................     8

11. LANDLORD'S RIGHT OF ENTRY..........................................................     8

12. DAMAGE BY FIRE OR OTHER CASUALTY...................................................     9

13. CONDEMNATION.......................................................................     9

14. NON-ABATEMENT OF RENT..............................................................    10

15. INDEMNIFICATION....................................................................    10

16. WAIVER OF CLAIMS...................................................................    10

17. QUIET ENJOYMENT....................................................................    10

18. ASSIGNMENT AND SUBLETTING..........................................................    10

19. SUBORDINATION;  MORTGAGEE'S RIGHTS.................................................    11

20. RECORDING; TENANT'S CERTIFICATE....................................................    12

21. SURRENDER; ABANDONED PROPERTY......................................................    12

22. CURING TENANT'S DEFAULTS...........................................................    13

23. DEFAULTS - REMEDIES................................................................    13

24. REPRESENTATIONS OF TENANT..........................................................    15

25. LIABILITY OF LANDLORD..............................................................    15

26. INTERPRETATION; DEFINITIONS........................................................    15

27. NOTICES............................................................................    16

28. SECURITY DEPOSIT...................................................................    16

29. CONSTRUCTION OF THE BUILDING, THE OTHER BUILDING AND THE SPECIALTY TENANT
    IMPROVEMENTS FOR THE PREMISES......................................................    17

30. ENVIRONMENTAL INFORMATION..........................................................    21

31. BROKERS............................................................................    21

32. OPTION TO RENEW....................................................................    21

33. SATELLITE DISH ANTENNA.............................................................    22

34. ADDITIONAL SPACE IN OTHER BUILDING.................................................    23

35. MOVING EXPENSES....................................................................    23

36. RESTRICTIONS ON CERTAIN LEASING ACTIVITIES BY LANDLORD.............................    24

37. CONTINGENCY........................................................................    24

38. PARKING............................................................................    24

         THIS LEASE AGREEMENT is made by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("LANDLORD") with its address at 901 Route 73, Suite 100, Marlton, NJ 08053, and MARLIN LEASING CORPORATION, a corporation organized under the laws of Delaware ("TENANT") with its address at 124 Gaither Drive, Suite 170, Mount Laurel, NJ 08054, and is dated as of the date on which this lease has been fully executed by Landlord and Tenant.

1.       SUMMARY OF TERMS AND CERTAIN DEFINITIONS.

         (a)      "PREMISES":        Approximate rentable square feet:   50,000
                  (Section 2)        Suite:   _________


         (b)      "BUILDING":        Approximate rentable square feet: 50,000
                  (Section 2)        Location:   Fellowship Road and Pleasant
                                                 Valley Road Mount Laurel,
                                                 NJ  08054

         (c)      "TERM":     One hundred one (101) months plus any partial
                  (Section 5) month from the Commencement Date until the first day of the first full calendar month during the Term

                  (i) "COMPLETION DATE": Thirteen (13) months from the date of this lease.

                  (ii)     "COMMENCEMENT DATE": See Section 5

                  (iii)    "EXPIRATION DATE": See Section 5

         (d)      MINIMUM RENT (Section 6) & OPERATING EXPENSES (Section 7)

Month of Term                 Annual               Monthly           Month of Term               Annual               Monthly
-------------                 ------               -------           -------------               ------               -------
   * 1-5                    $         -           $     0.00             49-60                 $760,843.95           $63,403.66
    6-12                    $         -           $56,333.33             61-72                 $783,669.26           $65,305.77
   13-24                    $696,280.00           $58,023.33             73-84                 $807,179.33           $67,264.94
   25-36                    $717,168.40           $59,764.03             85-96                 $831,394.70           $69,282.89
   37-48                    $738,683.45           $61,556.95             97-101                $         -           $71,361.38

*TENANT SHALL PAY MONTHLY INSTALLMENTS OF ANNUAL OPERATING EXPENSES AND SHALL BE RESPONSIBLE FOR ALL UTILITIES DURING MONTHS 1 THROUGH 5

                  (ii) ESTIMATED "ANNUAL OPERATING EXPENSES": $324,000.00 (Three Hundred Twenty-Four Thousand and 00/100 Dollars), payable in monthly installments of $27,000.00 (Twenty-Seven Thousand and 00/100 Dollars), subject to adjustment (Section 7(a))

         (e) "PROPORTIONATE SHARE" (Section 7(a)): 100% (Ratio of approximate rentable square feet in the Premises to approximate rentable square feet in the Building), or as calculated in Section 7(a) for allocations of certain Operating Expenses based upon treating the Development, or any portion thereof, as a single unified project.

         (f) "USE" (Section 4): General office purposes (excluding any "place of public accommodation")

         (g) "SECURITY DEPOSIT" (Section 28): $174,500.00 (One Hundred Seventy-Four Thousand Five Hundred and 00/100 Dollars)

         (h) CONTENTS: This lease consists of the Index, pages 1 through 24 containing Sections 1 through 38 and the following, all of which are attached hereto and made a part of this lease:

                  Exhibits:         "A" -   Plan showing Premises
                                    "B" -   Commencement Certificate Form

                                    "C" -   Building Rules
                                    "D" -   Cleaning Schedule
                                    "E" -   Estoppel Certificate Form
                                    "F" -   Base Building Documents

2. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as shown on attached Exhibit "A" within the Building (the Building and the lot on which it is located, the "PROPERTY"), together with the non-exclusive right with Landlord and other occupants of the Building to use all areas and facilities provided by Landlord for the use of all tenants in the Property including any lobbies, hallways, driveways, sidewalks and parking, loading and landscaped areas (the "COMMON AREAS").

3.       ACCEPTANCE OF PREMISES. Landlord shall perform the work required in
Section 29 hereof. Tenant's occupancy of the Premises shall constitute acceptance of such work by Landlord, subject to completion by Landlord of the Punch List (as defined in Section 29). Tenant and its Agents shall have the right, at Tenant's own risk, expense and responsibility, at all reasonable times prior to the Commencement Date, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment; provided that Tenant does not interfere with or delay the work to be performed by Landlord, Tenant uses contractors and workmen compatible with the contractors and workmen engaged by Landlord, and Tenant obtains Landlord's prior written consent.

4.       USE; COMPLIANCE.

         (a) PERMITTED USE. Tenant shall occupy and use the Premises for and only for the Use specified in Section 1(f) above and in such a manner as is lawful, reputable and will not create any nuisance or otherwise interfere with any other tenant's normal operations or the management of the Building. Without limiting the foregoing, such Use shall exclude any use that would cause the Premises or the Property to be deemed a "place of public accommodation" under the Americans with Disabilities Act (the "ADA") as further described in the Building Rules (defined below). All Common Areas shall be subject to Landlord's exclusive control and management at all times. Tenant shall not use or permit the use of any portion of the Common Areas for other than their intended use.

         (b) COMPLIANCE. From and after the Commencement Date, Tenant shall comply promptly, at its sole expense, (including making any alterations or improvements) with all laws (including the ADA), ordinances, notices, orders, rules, regulations and requirements regulating the Property during the Term which impose any duty upon Landlord or Tenant with respect to Tenant's use, occupancy or alteration of, or Tenant's installations in or upon, the Property including the Premises, (as the same may be amended, the "LAWS AND REQUIREMENTS") and the building rules attached as Exhibit "C", as amended by Landlord from time to time, (the "BUILDING RULES"). Provided, however, that Tenant shall not be required to comply with the Laws and Requirements with respect to the footings, foundations, structural steel columns and girders forming a part of the Property unless the need for such compliance arises solely out of Tenant's use, occupancy or alteration of the Property, or by any act or omission of Tenant or any employees, agents, contractors, licensees or invitees ("AGENTS") of Tenant. With respect to Tenant's obligations as to the Property, other than the Premises, at Landlord's option and at Tenant's expense, Landlord may comply with any repair, replacement or other construction requirements of the Laws and Requirements and Tenant shall pay to Landlord all reasonable costs thereof as additional rent.

         (c) ENVIRONMENTAL. Tenant shall comply, at its sole expense, with all Laws and Requirements as set forth above, all manufacturers' instructions and all requirements of insurers relating to the treatment, production, storage, handling, transfer, processing, transporting, use, disposal and release of hazardous substances, hazardous mixtures, chemicals, pollutants, petroleum products, toxic or radioactive matter (the "RESTRICTED ACTIVITIES"). Tenant shall deliver to Landlord copies of all Material Safety Data Sheets or other written information prepared by manufacturers, importers or suppliers of any chemical and all notices, filings, permits and any other written communications from or to Tenant and any entity regulating any Restricted Activities.

         (d) NOTICE. If at any time during or after the Term, Tenant becomes aware of any inquiry, investigation or proceeding regarding the Restricted Activities or becomes aware of any claims, actions or investigations regarding the ADA, Tenant shall give Landlord written notice, within 10 business days after first learning thereof, providing all available information and copies of any notices.

5. TERM. The Term of this lease shall commence on the later of (i) the Completion Date or (ii) the date of substantial completion of the improvements to be constructed by Landlord under Section 29, but in any event no later than the date on which Tenant occupies the Premises (the "COMMENCEMENT DATE") and shall end at 11:59 p.m. on the last day of the Term as described in subsection 1(c) (the "EXPIRATION DATE"), without the necessity for notice from either party, unless sooner terminated in accordance with the terms hereof; provided however, if the date of substantial completion is delayed by Tenant, the Term shall commence as if the Premises were substantially complete on the Completion Date, as extended for reasons other than those caused by Tenant. Landlord shall confirm the Commencement Date and the Expiration Date by executing a lease commencement certificate in the form attached as Exhibit "B". In the event substantial completion of the work shown on the Final Construction Documents (as defined in Section 29) does not occur on or before the date which is fourteen
(14) months after the date of this lease, as such date shall be extended for Excusable Delays (as defined in Section 29) (such date, as may be extended, the "Penalty Date"), Tenant shall be entitled to a credit of one (1) day's Minimum Annual Rent for each day thereafter until substantial completion is achieved, and the Term of this lease shall be extended by the number of days between the Penalty Date and the date of substantial completion of the work shown on the Final Construction Documents , (as defined in Section 29), the monthly installment of Minimum Annual Rent during such extended period to be the amount applicable to the last month prior to such extended period. The credit to which Tenant may be entitled pursuant to this Section shall be applied to the Minimum Annual Rent due starting in month 6 of the Term (i.e., after the initial five
(5) months of the Term which is the period in which no Minimum Annual Rent is due and payable).

6. MINIMUM ANNUAL RENT. Tenant agrees to pay to Landlord the Minimum Annual Rent in equal monthly installments in the amount set forth in Section 1(d) (as increased at the beginning of each lease year as set forth in Section 1(d)), in advance, on the first day of each calendar month during the Term, without notice, demand or setoff, at Landlord's address designated at the beginning of this lease unless Landlord designates otherwise; provided that rent for the first full month shall be paid on the Commencement Date. If the Commencement Date falls on a day other than the first day of a calendar month, the rent shall be apportioned pro rata on a per diem basis for the period from the Commencement Date until the first day of the following calendar month and shall be paid on or before the Commencement Date. As used in this lease, the term "LEASE YEAR" means the period from the Commencement Date through the succeeding 12 full calendar months (including for the first lease year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive 12 month period thereafter during the Term.

7.       OPERATION OF PROPERTY; PAYMENT OF EXPENSES.

         (a) PAYMENT OF OPERATING EXPENSES. Tenant shall pay to Landlord the Annual Operating Expenses in equal monthly installments in the amount set forth in Section 1(d) (prorated for any partial month), from the Commencement Date and continuing throughout the Term on the first day of each calendar month during the Term, as additional rent, without notice, demand or setoff; provided that the monthly installment for the first full month shall be paid on the Commencement Date. Landlord shall apply such payments to the annual operating costs to Landlord of operating and maintaining the Property during each calendar year of the Term, which costs may include by way of example rather than limitation: insurance premiums, fees, impositions, costs for repairs, maintenance, service contracts, management and administrative fees, governmental permits, overhead expenses, costs of furnishing water, sewer, gas, fuel, electricity, other utility services, janitorial service (unless provided by Tenant pursuant to Section 7(f) hereof), trash removal, security services, landscaping and grounds maintenance, and the costs of any other items directly attributable to operating or maintaining any or all of the Property excluding any costs which under generally accepted accounting principles are capital expenditures; provided, however, that annual operating costs also shall include the annual amortization (over an assumed useful life of ten years) of the costs (including financing charges) of building improvements made by Landlord to the Property that (1) are required by any governmental authority or (2) have the effect of reducing operating expenses or (3) are required for the safety of tenants in the Building. Operating Expenses shall also not include (A) costs for repair, replacement and general maintenance paid by proceeds of insurance or directly by Tenant or by other tenants or third parties, (B) interest, amortization or other payments on loans to Landlord (except as expressly otherwise set forth herein), (C) depreciation, (D) leasing and other commissions, (E) legal expenses for services other than those to benefit Building tenants generally, and (F) costs of renovating or otherwise improving space for occupants of the Development (as defined below) or vacant leaseable space in the Development (as defined below). The amount of the Annual Operating Expenses set forth in Section 1(d) represents Landlord's estimate of Tenant's share of the estimated operating costs during the first calendar year of the Term on an annualized basis; from time to time Landlord may adjust such estimated amount if the estimated operating costs increase. Tenant's obligation to pay the Annual Operating Expenses pursuant to this Section 7 shall survive the expiration or termination of this lease. The Building is intended to be part of a two building development on the Property (the "Development"). Landlord may, at its option, treat the entire Development, or any portion thereof, as a single unified project for purposes of determining and allocating certain Operating Expenses that relate to the entire Development, such as impositions. In such event, such Operating Expenses as Landlord elects to allocate based on the entire Development shall include the aggregate amount thereof for both buildings on the Property and their attendant common areas included in the unified project, and Tenant's Proportionate Share with respect to such Operating Expenses shall be equal to a fraction, the numerator of which is the number of rentable square feet of the Premises and the denominator of which is the number of rentable square feet of both buildings on the Property. Notwithstanding the foregoing, Landlord shall not use the single unified project method for determining and allocating any Operating Expenses that are specific to the interior, structure or roof of any Building.

                  (i) COMPUTATION OF TENANT'S SHARE OF ANNUAL OPERATING COSTS. After the end of each calendar year of the Term, Landlord shall compute Tenant's share of the annual operating costs described above incurred during such calendar year by (A) calculating an appropriate adjustment, using generally accepted accounting principles, to avoid allocating to Tenant or to any other tenant (as the case may be) those specific costs which Tenant or any other tenant has agreed to pay; (B) calculating an appropriate adjustment, using generally accepted accounting principles, to avoid allocating to any vacant space those specific costs which were not incurred for such space; and (C) multiplying the adjusted annual operating costs by Tenant's Proportionate Share.

                  (ii) RECONCILIATION. By April 30th of each year (and as soon as practical after the expiration or termination of this lease or at any time in the event of a sale of the Property), Landlord shall provide Tenant with a statement of the actual amount of such annual operating costs for the preceding calendar year or part thereof. Landlord or Tenant shall pay to the other the amount of any deficiency or overpayment then due from one to the other. Tenant shall have the right to inspect the books and records used by Landlord in calculating the annual operating costs within 60 days of receipt of the statement during regular business hours after having given Landlord at least 48 hours prior written notice; provided, however, that Tenant shall make all payments of additional rent without delay, and that Tenant's obligation to pay such additional rent shall not be contingent on any such right.

         (b) IMPOSITIONS. As used in this lease the term "impositions" refers to all levies, taxes (including sales taxes and gross receipt taxes) and assessments, which are applicable to the Term, and which are imposed by any authority or under any law, ordinance or regulation thereof, or pursuant to any recorded covenants or agreements, and the reasonable cost of contesting any of the foregoing, upon or with respect to the Property or any part thereof, or any improvements thereto. Tenant shall pay to Landlord with the monthly payment of Minimum Annual Rent any imposition imposed directly upon this lease or the Rent (defined in Section 7(g)) or amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord's estate or interest herein.

                  (i) Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any imposition or an increase in any imposition.

                  (ii) If it shall not be lawful for Tenant to reimburse Landlord for any of the impositions, the Minimum Annual Rent shall be increased by the amount of the portion of such imposition allocable to Tenant, unless prohibited by law.

         (C)      INSURANCE.

                  (i) PROPERTY. Landlord shall keep in effect insurance against loss or damage to the Building or the Property by fire and such other casualties as may be included within fire, extended coverage and special form insurance covering the full replacement cost of the Building (but excluding coverage of Tenant's personal property in, and any alterations by Tenant to, the Premises), and such other insurance as Landlord may reasonably deem necessary or as may be reasonably required from time-to-time by any mortgagee.

                  (ii) LIABILITY. Tenant, at its own expense, shall keep in effect comprehensive general public liability insurance with respect to the Premises and the Property, including contractual liability insurance, with such limits of liability for bodily injury (including death) and property damage as reasonably may be required by Landlord from time-to-time, but not less than a combined single limit of $1,000,000 per occurrence and a general aggregate limit of not less than $2,000,000 (which aggregate limit shall apply separately to each of Tenant's locations if more than the Premises); however, such limits shall not limit the liability of Tenant hereunder. The policy of comprehensive general public liability insurance also shall name Landlord and Landlord's agent as insured parties with respect to the Premises, shall be written on an "occurrence" basis and not on a "claims made" basis, shall provide that it is primary with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, shall provide that it shall not be cancelable or reduced without at least 30 days prior written notice to Landlord and shall be issued in form reasonably satisfactory to Landlord. The insurer shall be a responsible insurance carrier which is authorized to issue such insurance and licensed to do business in the state in which the Property is located and which has at all times during the Term a rating of no less than A VII in the most current edition of Best's Insurance Reports. Tenant shall deliver to Landlord on or before the Commencement Date, and subsequently renewals of, a certificate of insurance evidencing such coverage and the waiver of subrogation described below.

                  (iii) WAIVER OF SUBROGATION. Landlord and Tenant shall have included in their respective property insurance policies waivers of their respective insurers' right of subrogation against the other party. If such a waiver should be unobtainable or unenforceable, then such policies of insurance shall state expressly that such policies shall not be invalidated if, before a casualty, the insured waives the right of recovery against any party responsible for a casualty covered by the policy.

                  (iv) INCREASE OF PREMIUMS. Tenant agrees not to knowingly do anything or fail to do anything which will increase the cost of Landlord's insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly upon being billed.

         (d)      REPAIRS AND MAINTENANCE; COMMON AREAS; BUILDING MANAGEMENT.

                  (i) Tenant at its sole expense shall maintain the Premises in a neat and orderly condition.

                  (ii) Landlord, shall make all necessary repairs to the Premises, the Common Areas and any other improvements located on the Property, provided that Landlord shall have no responsibility to make any repair until Landlord receives written notice or has actual knowledge of the need for such repair. Landlord shall operate and manage the Property and shall maintain all Common Areas and any paved areas appurtenant to the Property in a clean and orderly condition. Landlord reserves the right to make alterations to the Common Areas from time to time.

                  (iii) Notwithstanding anything herein to the contrary, repairs and replacements to the Property including the Premises made necessary solely by Tenant's use, occupancy or alteration of, or Tenant's installation in or upon the Property or by any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord. Tenant shall not bear the expense of any repairs or replacements to the Property arising out of or caused by any other tenant's use, occupancy or alteration of, or any other tenant's installation in or upon, the Property or by any act or omission of any other tenant or any other tenant's Agents.

         (e)      UTILITIES; ACCESS.

                  (i) Tenant shall pay to Landlord or the utility provider, as the case may be, its Proportionate Share for water, sewer, gas, electricity, heat, power, telephone and other communication services and any other utilities supplied to or consumed in or on the Premises. If Tenant shall require electricity or install electrical equipment including but not limited to electrical heating, refrigeration equipment, electronic data processing machines, or machines or equipment using current in excess of that which is identified in the Final Construction Documents (as defined in Section 29), which will in any way materially increase the amount of electricity usually furnished for use as general office space, Tenant will obtain Landlord's prior written approval and will pay for the resulting additional direct expense, including the expense resulting from the installation of such equipment and meters, as additional rent promptly upon being billed. Landlord shall not be responsible or liable for any interruption in utility service, nor shall such interruption affect the continuation or validity of this lease; provided however, in the event that any utility service is not delivered for a period in excess of three
(3) consecutive business days solely as a result of the negligence or willful misconduct of Landlord, and if Tenant is unable to reasonably use the Premises for the conduct of its business by reason thereof, Rent shall thereafter abate until the interrupted service is restored or Tenant conducts or is able to reasonably conduct business in the Premises.

                  (ii) Except in the case of emergencies, Tenant shall have access to the Premises 24 hours per day, 7 days per week (security card access only after business hours). As part of the Base Building Work (as defined in
Section 29) provided by Landlord, the main entrance to the Building will have a keypad, security camera and telephone system to provide for after-hours access for Tenant's visitors into which Tenant will be permitted, at its own expense, to integrate its own internal security system.

         (f) JANITORIAL SERVICES. Landlord will provide Tenant with trash removal and janitorial services pursuant to a cleaning schedule attached as Exhibit "D". In the event such janitorial services are not performed in a manner comparable to those performed at buildings of the same quality in the geographic area in which the Property is located, then Tenant shall notify Landlord thereof in writing and if Landlord fails to cause such janitorial services to meet such standards within 30 days thereafter, Tenant shall have the right to undertake to provide its own janitorial services for the Premises in which event Annual Operating Expenses will be reduced by the amount that Landlord had allocated to Tenant for janitorial services when such services were provided by Landlord.

         (g) "RENT." The term "RENT" as used in this lease means the Minimum Annual Rent, Annual Operating Expenses and any other additional rent or sums payable by Tenant to Landlord pursuant to this lease, all of which shall be deemed rent for purposes of Landlord's rights and remedies with respect thereto. Tenant shall pay all Rent to Landlord within 30 days after Tenant is billed, unless otherwise provided in this lease, and interest shall accrue on all sums due but unpaid.

         (h) HVAC. The Building's heating, ventilation and air conditioning ("HVAC") system will consist of Trane roof mounted Variable Air Volume systems with comfort zones every 1,500 square feet and programmable thermostats (linked to a centralized control system) provided throughout the Building.

         (i) LIFE SAFETY. The Premises will be fully sprinklered, with all heads turned upward in Tenant areas and all horns and strobes at the core areas will be installed as part of the Base Building Work (as defined in Section 29). All required changes or installations of horns, strobes and sprinklers shall be at Landlord's cost except those required changes or installations of horns, strobes and sprinklers required by the Specialty Tenant Improvements (as defined in Section 29) or required due to the acts or omissions of Tenant or its Agents, which shall be at Tenant's cost.

         (j) TECHNOLOGY INFRASTRUCTURE. As part of the Base Building Work (as defined in Section 29), Landlord will, at its expense, install and reserve for Tenant's use four 4" PVC conduits linking the main mechanical/electrical rooms for each building in the Development. Landlord will also arrange for fiber optic cable inside the Building to which Tenant can connect.

8. SIGNS. Landlord, at Landlord's expense, will place Tenant's name and suite number on or beside the entrance door to the Premises. Except for signs which are located wholly within the interior of the Premises and not visible from the exterior of the Premises, no signs shall be placed on the Property without the prior written consent of Landlord. Subject to Landlord obtaining all required governmental permits and approvals therefor, Landlord will also place Tenant's name, together with the names of other occupants of the Property, on the planned monument signs to be located on Pleasant Valley Road and Fellowship Road. Provided Tenant is not in default and is the sole occupant of the Building, Tenant's name will be located on the top of such monument signs (above the names of any other tenants) and will cover at least 50% of the available space on each such monument sign. Provided that Tenant remains the sole occupant of the Building and subject to the requirements of this Section 8 and Tenant obtaining all required governmental permits and approvals therefor, Tenant shall have the right, at its sole cost and expense, to place a sign on the Building listing Tenant's name at a location to be mutually determined by Landlord and Tenant. All signs installed by Tenant shall be maintained by Tenant in good condition and Tenant shall remove all such signs at the termination of this lease and shall repair any damage caused by such installation, existence or removal.

9.       ALTERATIONS AND FIXTURES.

         (a) Subject to Section 10, Tenant shall have the right to install its trade fixtures in the Premises, provided that no such installation or removal thereof shall affect any structural portion of the Property nor any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant. At the expiration or termination of this lease and at the option of Landlord or Tenant, Tenant shall remove such installation(s) and, in the event of such removal, Tenant shall repair any damage caused by such installation or removal; if Tenant, with Landlord's written consent, elects not to remove such installation(s) at the expiration or termination of this lease, all such installations shall remain on the Property and become the property of Landlord without payment by Landlord.

         (b) Except for non-structural changes which do not exceed $10,000 in the aggregate, Tenant shall not make or permit to be made any alterations to the Premises without Landlord's prior written consent, such consent not to be unreasonably withheld or delayed. Tenant shall pay the costs of any required architectural/engineering reviews. In making any alterations, (i) Tenant shall deliver to Landlord the plans, specifications and necessary permits, together with certificates evidencing that Tenant's contractors and subcontractors have adequate insurance coverage naming Landlord and Landlord's agent as additional insureds, at least 10 days prior to commencement thereof, (ii) such alterations shall not impair the structural strength of the Building or any other improvements or reduce the value of the Property or affect any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant, (iii) Tenant shall comply with Section 10 and (iv) the occupants of the Building and of any adjoining property shall not be disturbed thereby. All alterations to the Premises by Tenant shall be the property of Tenant until the expiration or termination of this lease; at that time all such alterations shall remain on the Property and become the property of Landlord without payment by Landlord unless Landlord gives written notice to Tenant to remove the same, in which event Tenant will remove such alterations and repair any resulting damage. At Tenant's request prior to Tenant making any alterations, Landlord shall notify Tenant in writing, whether Tenant is required to remove such alterations at the expiration or termination of this lease.

10. MECHANICS' LIENS. Tenant shall pay promptly any contractors and materialmen who supply labor, work or materials to Tenant at the Property and shall take all steps permitted by law in order to avoid the imposition of any mechanic's lien upon all or any portion of the Property. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within 10 days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize Tenant to do or cause any work to be done or materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this lease the term "MECHANIC'S LIEN" is used to include any lien, encumbrance or charge levied or imposed upon all or any portion of, interest in or income from the Property on account of any mechanic's, laborer's, materialman's or construction lien or arising out of any debt or liability to or any claim of any contractor, mechanic, supplier, materialman or laborer and shall include any mechanic's notice of intention to file a lien given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person claiming to be entitled to any mechanic's lien.

11. LANDLORD'S RIGHT OF ENTRY. Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in the event of an emergency), for the purpose of inspection, maintenance or making repairs, alterations or additions as well as to exhibit the Premises for the purpose of sale or mortgage and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising the foregoing rights, but shall not be liable for any loss of occupation or quiet enjoyment thereby occasioned.

12.      DAMAGE BY FIRE OR OTHER CASUALTY.

         (a) If the Premises or Building shall be damaged or destroyed by fire or other casualty, Tenant promptly shall notify Landlord and Landlord, subject to the conditions set forth in this Section 12, shall repair such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures or alterations installed by Tenant. Landlord shall notify Tenant in writing, within 30 days after the date of the casualty, if Landlord anticipates that the restoration will take more than 180 days from the date of the casualty to complete; in such event, either Landlord or Tenant may terminate this lease effective as of the date of casualty by giving written notice to the other within 10 days after Landlord's notice. Further, if a casualty occurs during the last 12 months of the Term or any extension thereof and Landlord anticipates that restoration will take more than 90 days from the date of the casualty to complete, Landlord may terminate this lease unless Tenant has the right to extend the Term pursuant to this lease and does so within 30 days after the date of the casualty.

         (b) Landlord shall maintain a 12 month rental coverage endorsement or other comparable form of coverage as part of its fire, extended coverage and special form insurance. Tenant will receive an abatement of its Minimum Annual Rent and Annual Operating Expenses to the extent the Premises are rendered untenantable, such abatement to be in the proportion that the number of rentable square feet rendered untenantable bears to the total number of rentable square feet in the Premises.

13.      CONDEMNATION.

         (a) TERMINATION. If (i) all of the Premises are taken by a condemnation or otherwise for any public or quasi-public use, (ii) any part of the Premises is so taken and the remainder thereof is insufficient for the reasonable operation of Tenant's business or (iii) any of the Property is so taken, and, in Landlord's reasonable opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property, then this lease shall terminate and all unaccrued obligations hereunder shall cease as of the day before possession is taken by the condemnor.

         (b) PARTIAL TAKING. If there is a condemnation and this lease has not been terminated pursuant to this Section, (i) Landlord shall promptly restore the Building and the improvements which are a part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which the condemnor took possession and (ii) the obligations of Landlord and Tenant shall be unaffected by such condemnation except that there shall be an abatement of the Minimum Annual Rent and Annual Operating Expenses based upon the portion of the Building or the Premises subject to the condemnation.

         (c) AWARD. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid and except as set forth in (d) below, Tenant hereby assigns all claims against the condemnor to Landlord.

         (d) TEMPORARY TAKING. In the event of a temporary taking of the Building or Premises, the Minimum Annual Rent and Annual Operating Expenses for the portion of the Building or Premises subject to such taking shall be abated for the entire length of such taking. Landlord shall be entitled to all proceeds of any award for such a temporary taking up to an amount equal to the Minimum Annual Rent and Annual Operating Expenses abated in connection with such temporary taking, with any excess being paid to Tenant.

14. NON-ABATEMENT OF RENT. Except as otherwise expressly provided in this lease, there shall be no abatement or reduction of the Rent for any cause whatsoever, and this lease shall not terminate, and Tenant shall not be entitled to surrender the Premises.

15.      INDEMNIFICATION.

         (a) Subject to Sections 7(c)(iii) and 16, Tenant will protect, indemnify and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including reasonable fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Premises by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term, except to the extent such loss, injury or damage was caused by the negligence or willful misconduct of Landlord or its Agents. In case any action or proceeding is brought against Landlord and/or its Agents by reason of the foregoing, Tenant, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Landlord and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Tenant and approved by Landlord and its Agents. Tenant's obligations pursuant to this Section 15 shall survive the expiration or termination of this lease.

         (b) Subject to Sections 7(c)(iii) and 16, Landlord will protect, indemnify and hold harmless Tenant and its Agents from and against any and all claims, actions, damages, liability and expense (including reasonable fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property caused to any person in or about the Premises occasioned wholly or in part by the negligence or willful misconduct of Landlord or its Agents, except to the extent such loss, injury or damage was caused by the negligence or willful misconduct of Tenant or its Agents. In case any action or proceeding is brought against Tenant and/or its Agents by reason of the foregoing, Landlord, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Tenant and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Landlord and approved by Tenant and its Agents. Landlord's obligations pursuant to this Section shall survive the expiration or termination of this lease.

16. WAIVER OF CLAIMS. Landlord and Tenant each hereby waives all claims for recovery against the other for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, that such waiver by Landlord shall not be effective with respect to any liability of Tenant described in Sections 4(c) and 7(d)(iii).

17. QUIET ENJOYMENT. Landlord covenants that Tenant, as long as Tenant is performing all of its covenants, agreements and conditions under this lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this lease.

18.      ASSIGNMENT AND SUBLETTING.

         (a) LIMITATION. Tenant shall not transfer this lease, voluntarily or by operation of law, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. However, Landlord's consent shall not be required in the event of any transfer by Tenant to an affiliate of Tenant which is at least as creditworthy as Tenant as of the date of this lease and provided Tenant delivers to Landlord the instrument described in Section
(c)(iii) below, together with a certification of such creditworthiness by Tenant and such affiliate. For purposes of this Section 18(a), "affiliate" shall include a parent of Tenant, a subsidiary owned or controlled by Tenant or Tenant's parent, a successor to Tenant by merger, consolidation or reorganization or the purchaser of all or substantially all of the stock or assets of Tenant. Any transfer not in conformity with this Section 18 shall be void at the option of Landlord, and Landlord may exercise any or all of its rights under Section 23. A consent to one transfer shall not be deemed to be a consent to any subsequent transfer. "Transfer" shall include any sublease, assignment, license or concession agreement, change in ownership or control of Tenant, mortgage or hypothecation of this lease or Tenant's interest therein or in all or a portion of the Premises.

         (b) OFFER TO LANDLORD. Tenant acknowledges that the terms of this lease, including the Minimum Annual Rent, have been based on the understanding that Tenant physically shall occupy the Premises for the entire Term. Therefore, upon Tenant's request to transfer all or a portion of the Premises, at the option of Landlord, Tenant and Landlord shall execute an amendment to this lease removing such space from the Premises, Tenant shall be relieved of any liability with respect to such space and Landlord shall have the right to lease such space to any party, including Tenant's proposed transferee.

         (c) CONDITIONS. Notwithstanding the above, the following shall apply to any transfer, with or without Landlord's consent:

                  (i) As of the date of any transfer, Tenant shall not be in default under this lease nor shall any act or omission have occurred which would constitute a default with the giving of notice and/or the passage of time.

                  (ii) No transfer shall relieve Tenant of its obligation to pay the Rent and to perform all its other obligations hereunder. The acceptance of Rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this lease or to be a consent to any transfer.

                  (iii) Each transfer shall be by a written instrument in form and substance satisfactory to Landlord which shall (A) include an assumption of liability by any transferee of all Tenant's obligations and the transferee's ratification of and agreement to be bound by all the provisions of this lease, (B) afford Landlord the right of direct action against the transferee pursuant to the same remedies as are available to Landlord against Tenant and (C) be executed by Tenant and the transferee.

                  (iv) Tenant shall pay, within 10 days of receipt of an invoice, Landlord's reasonable attorneys' fees and costs in connection with the review, processing and documentation of any transfer for which Landlord's consent is requested.

19.      SUBORDINATION;  MORTGAGEE'S RIGHTS.

         (a) This lease shall be subordinate to any first mortgage or other primary encumbrance now or hereafter affecting the Premises. Although the subordination is self-operative, within 15 days after written request, Tenant shall execute and deliver any further instruments confirming such subordination of this lease and any further instruments of attornment that may be desired by any such mortgagee or Landlord. However, any mortgagee may at any time subordinate its mortgage to this lease, without Tenant's consent, by giving written notice to Tenant, and thereupon this lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery; provided, however, that such subordination shall not affect any mortgagee's right to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such mortgage and the execution of this lease.

         (b) It is understood and agreed that any mortgagee shall not be liable to Tenant for any funds paid by Tenant to Landlord unless such funds actually have been transferred to such mortgagee by Landlord.

         (c)

20. RECORDING; TENANT'S CERTIFICATE. Tenant shall not record this lease or a memorandum thereof without Landlord's prior written consent. Within 15 days after Landlord's written request from time to time:

         (a) Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying the Commencement Date and Expiration Date of this lease, that this lease is in full force and effect and has not been modified and otherwise as set forth in the form of estoppel certificate attached as Exhibit "E" or with such modifications as may be necessary to reflect accurately the stated facts and/or such other certifications as may be reasonably requested by a mortgagee or purchaser. Tenant understands that its failure to execute such documents may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

         (b) Tenant shall furnish to Landlord, Landlord's mortgagee, prospective mortgagee or purchaser reasonably requested financial information not more often than once in any 12-month period. In the event Tenant becomes a publicly traded entity, the information provided will be that which is publicly available.

21.      SURRENDER; ABANDONED PROPERTY.

         (a) Subject to the terms of Sections 9(b), 12(a) and 13(b), at the expiration or termination of this lease, Tenant promptly shall yield up in the same condition, order and repair in which they are required to be kept throughout the Term, the Premises and all improvements thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear excepted.

         (b) Upon or prior to the expiration or termination of this lease, Tenant shall remove any personal property from the Property. Any personal property remaining more than 10 days after the expiration or termination of this lease (as extended by any month-to-month tenancy described in Section 21(c)) shall be deemed conclusively to have been abandoned, and Landlord, at Tenant's expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property as its property. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage and any Rent due under this lease.

         (c) If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or termination of this lease or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this lease, except that the monthly installment of the Minimum Annual Rent during the first 30 days of such continued occupancy shall be 125% of the amount applicable to the last month of the Term and thereafter during such continued occupancy shall be double the amount applicable to the last month of the Term. All holdover charges shall be applied on a per diem basis for each day of holdover. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute a default hereunder and shall be subject to all the remedies available to Landlord.

22. CURING TENANT'S DEFAULTS. If Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after written notice and the expiration of applicable cure periods, if any, set forth in Section 23(c) (except that no such notice shall be required in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any reasonable sums paid or reasonable costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord's incurring such costs, which sums and costs together with interest shall be deemed additional rent.

23.      DEFAULTS - REMEDIES.

         (a)      DEFAULTS. It shall be an event of default:

                  (i) If Tenant does not pay in full when due any and all Rent;

                  (ii) If Tenant fails to observe and perform or otherwise breaches any other provision of this lease;

                  (iii) If Tenant abandons the Premises, which shall be conclusively presumed if the Premises remain completely unoccupied for more than 30 consecutive days; or

                  (iv) If Tenant becomes insolvent or bankrupt in any sense or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided, however, that any proceeding brought by anyone other than Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute a default until such proceeding has continued unstayed for more than 90 consecutive days.

         (b) REMEDIES. Then, and in any such event, Landlord shall have the following rights:

                  (i) To charge a late payment fee equal to 4% of any amount owed to Landlord pursuant to this lease which is not paid within 5 days after the due date.

                  (ii) To enter and repossess the Premises, by breaking open locked doors if necessary and lawful, and remove all persons and all or any property therefrom, by action at law or otherwise in accordance with law, without being liable for prosecution or damages therefor, and Landlord may, at Landlord's option, make alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant's account. Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. In the event of reletting without termination of this lease, Landlord may at any time thereafter elect to terminate this lease for such previous breach. Landlord shall use commercially reasonable efforts to relet the Premises in order to mitigate its damages hereunder, but shall not be required to prefer the Premises over other space available for lease in the Building or in other buildings owned by Landlord in the geographic area in which the Building is located.

                  (iii) To accelerate the whole or any part of the Rent for the balance of the Term (less any credit then due to Tenant pursuant to Section 23(b)(ii) above), and declare the same to be immediately due and payable, such accelerated amount to be reduced to present value at the rate of 6% per annum at the time of actual payment.

                  (iv) To terminate this lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

         (c) GRACE PERIOD. Notwithstanding anything hereinabove stated, neither party will exercise any available right because of any default of the other, except those remedies contained in subsection (b)(i) of this Section, unless such party shall have first given 10 days written notice thereof (in the case of a default consisting of the failure to pay money) or 30 days written notice thereof (in the case of a default consisting of something other than the failure to pay money) to the defaulting party, and the defaulting party shall have failed to cure the default within such period; provided, however, that:

                  (i) No such notice shall be required if Tenant fails to comply with the provisions of Section 10, in the case of emergency as set forth in Section 22 or in the event of any default enumerated in subsections (a)(iii) and (iv) of this Section, and only 5 days written notice shall be required if Tenant fails to comply with the provisions of Section 20(a).

                  (ii) Landlord shall not be required to give such 10 days notice of monetary default more than 2 times during any 12 month period.

                  (iii) If the default consists of something other than the failure to pay money which cannot reasonably be cured within 30 days, neither party will exercise any right if the defaulting party begins to cure the default within the 30 days and continues actively and diligently in good faith to completely cure said default.

                  (iv) Tenant agrees that any notice given by Landlord pursuant to this Section which is served in compliance with Section 27 shall be adequate notice for the purpose of Landlord's exercise of any available remedies.

         (d) NON-WAIVER; NON-EXCLUSIVE. No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant's default shall not constitute a waiver of Landlord's right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of Rent due, or Landlord's right to pursue any other available remedy.

         (e) COSTS AND ATTORNEYS' FEES. If either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

24. REPRESENTATIONS OF TENANT. Tenant represents to Landlord and agrees that:

         (a) The word "TENANT" as used herein includes the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations and liabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this lease as Tenant. Each and every of the persons named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless Tenant has complied with the terms of Section 18 and the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.

         (b) If Tenant is a corporation, partnership or any other form of business association or entity, Tenant is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of this lease at the time of such execution.

25. LIABILITY OF LANDLORD. The word "LANDLORD" as used herein includes the Landlord named above as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this lease as Landlord. Any such person or entity, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant's Security Deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest provided that Landlord or such transferee provides Tenant with written notice of such transfer) and Tenant shall look solely to Landlord's successor in interest for the performance of the covenants and obligations of the Landlord hereunder which thereafter shall accrue. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this lease or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under this lease or otherwise, Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of Tenant's claims. Notwithstanding the foregoing, no mortgagee or ground lessor succeeding to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall be (a) liable for any previous act or omission of a prior landlord, or (b) subject to any rental offsets or defenses against a prior landlord.

26.      INTERPRETATION; DEFINITIONS.

         (a) CAPTIONS. The captions in this lease are for convenience only and are not a part of this lease and do not in any way define, limit, describe or amplify the terms and provisions of this lease or the scope or intent thereof.

         (b) ENTIRE AGREEMENT. This lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. This lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word "INCLUDING" followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. Both parties having participated fully and equally in the negotiation and preparation of this lease, this lease shall not be more strictly construed, nor any ambiguities in this lease resolved, against either Landlord or Tenant.

         (c) COVENANTS. Each covenant, agreement, obligation, term, condition or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this lease unless otherwise expressly provided. All of the terms and conditions set forth in this lease shall apply throughout the Term unless otherwise expressly set forth herein.

         (d) INTEREST. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under law but not in excess of 12% per annum.

         (e) SEVERABILITY; GOVERNING LAW. If any provisions of this lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.

         (f) "MORTGAGE" AND "MORTGAGEE." The word "MORTGAGE" as used herein includes any lien or encumbrance on the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "MORTGAGEE" as used herein includes the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

         (g) "PERSON." The word "person" is used herein to include a natural person, a partnership, a corporation, an association and any other form of business association or entity.

27. NOTICES. Any notice or other communication under this lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified at the beginning of this lease, except that after the Commencement Date Tenant's address shall be at the Premises, (or to such other address as either may designate by notice to the other) with a copy to any mortgagee or other party designated in writing by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed received on the day of actual receipt by the intended recipient or on the business day delivery is refused. The giving of notice by Landlord's attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord; however, the foregoing provisions governing the date on which a notice is deemed to have been received shall mean and refer to the date on which a party to this lease, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to have received the notice.

28. SECURITY DEPOSIT. At the time of signing this lease, Tenant shall deposit with Landlord $174,500.00 (the "Security Deposit") to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this lease. Tenant shall not be entitled to any interest whatever on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default hereunder or to compensate Landlord for any loss or damage it may suffer by reason of Tenant's default under this lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within 20 days after written demand therefor, Tenant shall pay Landlord cash in amount equal to that portion of the Security Deposit used by Landlord. If Tenant shall comply fully and faithfully with all of the provisions of this lease, the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord. Notwithstanding anything to the contrary herein contained, the Security Deposit shall be held by Landlord in an interest-bearing bookkeeper escrow account at Wachovia National Bank or other federally-insured banking institution, until satisfaction of the contingency set forth in Section 37. Upon satisfaction of such contingency, Landlord will no longer be required to hold the Security Deposit in an interest-bearing escrow account and the immediately preceding sentence of this Section 28 shall be of no further force or effect.

29. CONSTRUCTION OF THE BUILDING, THE OTHER BUILDING AND THE SPECIALTY TENANT IMPROVEMENTS FOR THE PREMISES.

         (a) The Building, a second building on the Property consisting of one-story containing approximately 30,000 rentable square feet (the "Other Building") and all site work and other improvements to be constructed in connection therewith (including, without limitation, the lighting systems, utility systems, life safety systems and fire suppression systems) (the "Base Building Work") shall be constructed by Landlord, at Landlord's expense, in accordance with the site plan, outline specifications and preliminary space plan SK-2 prepared by Polek Schwartz Architects dated October 10, 2003 attached hereto as Exhibit "F" (the "Base Building Documents"), from which Landlord will prepare, at Landlord's expense, the construction documents for the Building (the "Base Construction Documents") which shall include architectural shell and core area plans and structural steel plans. The specialty interior improvements to the Premises relating principally to the computer room that are not reflected on the Base Building Documents and any other items referenced as Specialty Tenant Improvements on the Base Building Documents (the "Specialty Tenant Improvements") shall be constructed by Landlord in accordance with detailed specialty tenant improvement plans and specifications prepared at Tenant's expense (the "Specialty Tenant Improvement Plans") subject to approval by Landlord. The Other Building shall be under roof and enclosed no later than the date of substantial completion of the Building, provided that it is understood and agreed that Landlord shall not be required to construct interior improvements to the Other Building except in conjunction with executed leases with respect to space therein.

         (b) (i) Within forty-five (45) days after the execution of this lease by Landlord and Tenant, Landlord will provide to Tenant the Base Construction Documents. Tenant shall have fifteen (15) business days after receipt of the Base Construction Documents in which to review the Base Construction Documents and to deliver to Landlord tenant improvement plans (the "Tenant Improvement Plans") prepared at Tenant's expense (subject to a $50,000 allowance from Landlord) which shall include architectural floorplan, reflective ceiling plan, telephone and electrical outlet locations and all other finish and detail information necessary to complete the Premises (excluding related MEP plans and fire protection plans) and the Specialty Tenant Improvement Plans as prepared by Tenant's information technology vendor. The tenant improvements identified on the Tenant Improvement Plans (excluding Specialty Tenant Improvements) shall be constructed by Landlord at Landlord's expense. Additionally, Tenant will provide written notice of Tenant's approval of the Base Construction Documents, or its approval noted with any comments and revisions to the Base Construction Documents. Tenant's approval of the Base Construction Documents shall not be unreasonably withheld, conditioned or delayed and Tenant agrees to use good faith when reviewing the Base Construction Documents. If Tenant has comments requesting clarifications to the Base Construction Documents, Landlord shall promptly provide written response addressing those items of clarification which are reasonably requested by Tenant and shall resubmit the revised portion of the plans and specifications to Tenant for review.

Tenant shall have three (3) business days after receipt of the revised portions of the Base Construction Documents to review such revisions. This process shall continue until the Base Construction Documents have been approved by both parties.

                  (ii) Following Landlord's receipt of the Tenant Improvement Plans and the Specialty Tenant Improvement Plans, Landlord shall have five (5) business days in which to review the Tenant Improvement Plans and the Specialty Tenant Improvement Plans and to give to Tenant written notice of Landlord's approval of the Tenant Improvement Plans and the Specialty Tenant Improvement Plans or its approval noted with any comments and revisions, such approval not to be unreasonably withheld, conditioned or delayed and Landlord agrees to use good faith when reviewing the Tenant Improvement Plans and the Specialty Tenant Improvement Plans. If Landlord has comments or clarifications to the Tenant Improvement Plans or the Specialty Tenant Improvement Plans, Tenant shall promptly provide written response addressing those items of clarification which are reasonably requested by Landlord and shall resubmit the revised portion of the Tenant Improvement Plans and the Specialty Tenant Improvement Plans, if any, to Landlord for review. Landlord shall have three (3) business days after receipt of the revised portions of the Tenant Improvement Plans and the Specialty Tenant Improvement Plans to review such revisions. This process shall continue until the Tenant Improvement Plans and the Specialty Tenant Improvement Plans have been approved by both parties.

                  (iii) The Base Construction Documents, the Tenant Improvement Plans and the Specialty Tenant Improvement Plans shall be collectively referred to herein as the "Final Construction Documents". The Final Construction Documents shall include an architectural floor plan and details, reflected ceiling plan and all finish selections. In the event that Tenant requests any additional Specialty Tenant Improvements or any changes to the Final Construction Documents which would materially alter either the Premises, the exterior appearance or basic nature of the Building, or the general scope of work from that shown on the Final Construction Documents, Change Orders regarding such addition or change shall be initiated pursuant to the process described herein below. In the event Landlord changes the Base Construction Documents which would materially alter the work contemplated on the Tenant Improvement Plans or Specialty Tenant Improvement Plans, and such changes result in added cost to Tenant, Landlord agrees to reimburse Tenant for such added cost following receipt of bona fide documentation.

         (c) All work shown on the Final Construction Documents shall be constructed by Landlord in a good and workmanlike manner, shall contain no hazardous or asbestos-containing material and shall comply, at the time of substantial completion thereof, with (i) all local, state and federal laws, ordinances, building codes (including any variances lawfully granted) and other applicable requirements of duly constituted public authorities, including the ADA and all environmental laws and regulations, (ii) the requirements of any recorded documents applicable to the Property, and (iii) the terms of this lease and the Final Construction Documents. Landlord shall be responsible for obtaining all necessary building permits and other governmental permits and approvals necessary for construction of the work shown on the Final Construction Documents. Tenant shall cooperate with Landlord, at no cost to Tenant, in Landlord's efforts to obtain such permits and other approvals. All costs incurred in connection with performing the work shown on the Final Construction Documents. All costs incurred in connection with performing the Specialty Tenant Improvements, whether identified on the Base Building Documents, the Tenant Improvement Plans or the Specialty Tenant Improvement Plans, shall be borne solely by Tenant.

         (d) Landlord shall have the right, from time to time, to make reasonable and non-material changes/field adjustments in and to the Final Construction Documents to the extent that the same shall be necessary or desirable in order to adjust to actual field conditions or to cause the work shown on the Final Construction Documents to comply with any applicable requirements of public authorities and/or requirements of insurance bodies. Tenant shall be notified of any such changes/field adjustments and all such changes/field adjustments shall be noted on the applicable plans or documents. Except for changes/field adjustments (which may be made immediately but confirmed by written change order), modifications to the Final Construction Documents must be made and accepted only in writing as follows: within 5 business days of receipt by Landlord of Tenant's written request to Landlord for a change order, Landlord shall advise Tenant in writing if it approves of the requested change, which shall not be unreasonably withheld, and, if so, provide Tenant with the following items: (i) a cover sheet summarizing the cost of the change and advising if such change order will increase project costs or result in delay of completion; (ii) itemization of the contractor's costs (including line items per trade and unit costs); and (iii) architect drawings, if applicable. If acceptable to Tenant, Tenant shall promptly sign the cover sheet and return it to Landlord by fax (with a copy thereof by overnight mail) and such documentation will constitute an amendment to this lease. Within five (5) business days after completion of the aforesaid documentation, Tenant shall increase the Deposit (as defined in subsection (e) below) by the amount of any change order increase.

         (e) Upon approval of the Final Construction Documents, Landlord or Tenant shall obtain bids for the performance of the Specialty Tenant Improvements from at least three (3) contractors mutually agreed upon by Landlord and Tenant, one (1) of whom shall be the general contractor performing the Base Building Work. Landlord and Tenant shall review the bids and mutually agree on the bid to be accepted (the "Bid") and the contractor (the "Contractor") to perform the Specialty Tenant Improvements. Landlord agrees to complete the Specialty Tenant Improvements at Tenant's sole cost and expense equal to the aggregate of "Tenant's Cost" which is hereby defined as (i) third party out of pocket architectural, engineering and design costs for the Specialty Tenant Improvements, and (ii) the costs properly charged to Landlord by all contractors and subcontractors for performing construction of the Specialty Tenant Improvements. Landlord shall not bill Tenant for any construction management fee for Landlord's supervision of such construction. Within five (5) business days after Landlord advises Tenant that Landlord has obtained all permits and approvals required for the construction of the Base Building Work, Tenant shall deposit the amount of the Bid with Landlord in immediately available funds or deliver to Landlord an irrevocable letter of credit in form and substance and from a Philadelphia area banking institution satisfactory to Landlord in the amount of the Bid (the "Deposit"). The Deposit shall be held in escrow by Landlord in an interest-bearing bank account and shall be drawn upon by Landlord on a monthly basis to pay sums due to the Contractor for work performed on the Specialty Tenant Improvements. Any unused portion of the Deposit (including accrued interest thereon) shall be returned to Tenant upon completion of the Specialty Tenant Improvements.

         (f) All construction comprising the work shown on the Final Construction Documents shall be commenced promptly after the date that Landlord has received all permits and approvals for the construction thereof and Tenant has made the Deposit with Landlord. The work shown on the Final Construction Documents shall be substantially completed and ready for use and occupancy by Tenant on or before the date specified in Section 1(c)(i) of this lease, subject to Excusable Delays (as hereinafter defined). As used in this lease, "substantial completion" shall mean the date that Landlord has delivered to
Tenant: (i) physical possession of, and access to, the Premises; and (ii) evidence that the Premises may be lawfully occupied, and Landlord has completed all of the work in accordance with the Final Construction Documents, subject only to incomplete items which do not adversely affect in a material way or materially interfere with Tenant's use and occupancy of the Premises, which incomplete items shall be set forth on the Punch List (as defined in subsection
(g)). PROVIDED, HOWEVER, that the time for substantial completion shall be extended for additional periods of time equal to the time lost by reason of Force Majeure (as defined in subsection (h)) or Tenant Delay (as defined in subsection (i)) (collectively, "Excusable Delays").

         (g) At the time of substantial completion of the Premises, Landlord, in consultation with Tenant, shall generate a Punch List of all asserted defects or incomplete work items in Landlord's construction work (the "Punch List"). Landlord shall use commercially reasonable efforts to complete all items on the Punch List within thirty (30) days following the date of the generation of the Punch List, unless the nature of the defect or variance or incomplete work item listed therein is such that a longer period of time is required to repair or correct the same or unless due to Force Majeure (as defined in subsection (h)) or Tenant Delay (as defined in subsection (i)).

         (h) For purposes hereof, "Force Majeure" shall mean time actually lost by Landlord or Landlord's contractors, subcontractors or suppliers due solely to governmental restrictions and limitations, scarcity, unavailability or delay in obtaining fuel or materials, war or other national emergency, accidents, floods, defective materials, fire damage or other casualties, adverse weather conditions which reasonably prevent Landlord from pursuing construction activities in a normal manner, or any other cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord or Landlord's contractors, subcontractors or suppliers.

         (i) For purposes hereof, the terms "Tenant Delay" or "Delay caused by Tenant" shall mean delay in completion of construction of the Base Building Work and Specialty Tenant Improvements caused by:

                  (i) delay (beyond the time frames set forth in Section 29(b)) by Tenant in submission or approval of the Tenant Improvement Plans, Specialty Tenant Improvement Plans or of the Base Construction Documents or interference with the Base Building Work or the Specialty Tenant Improvements; and

                  (ii) any subsequent changes, modifications, or alterations requested by Tenant to the Final Construction Documents, which reasonably cause delay in the completion thereof; provided, however, that any change, modification or alteration to the Final Construction Documents that result from a change by Landlord shall not be a "Tenant Delay" or "Delay caused by Tenant".

         For purposes of determining delay, the term Tenant shall include Tenant's contractors, agents and employees. In the event that Landlord has made a reasonable request for a certain approval or item to be provided by Tenant by a certain date and Tenant fails to reply or provide said item by said date, no further written notice need be provided by Landlord in the event that Tenant fails to meet such deadline in order for Landlord to claim a Tenant Delay.

         (j) On or before the date (the "Notice Date") which is three (3) weeks prior to the projected date of substantial completion of the work shown on the Final Construction Documents, Landlord shall notify Tenant of such projected date and after the Notice Date, Tenant and its Agents shall have the right, at Tenant's own risk, expense and responsibility, at all reasonable times prior to the Commencement Date, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment, provided that Tenant does not interfere with or delay the work to be performed by Landlord, Tenant uses contractors and workers compatible with the contractors and workers engaged by Landlord, and Tenant obtains Landlord's prior consent.

         (k) All Specialty Tenant Improvements shall be the property of Tenant until the expiration or termination of the lease at which time the Specialty Tenant Improvements, at Tenant's option, (i) may be removed from the Premises in which event Tenant will repair any resulting damage, or (ii) may remain on the Premises and become the property of Landlord.

30. ENVIRONMENTAL INFORMATION. At all times during and after the term of this lease, Tenant shall furnish Landlord, upon request, with such information with respect to Tenant's operations at the Premises as is necessary in order for Landlord or any successor owner of the Premises to comply with the New Jersey Industrial Site Recovery Act, N.J. Stat. Ann. 13:1K-6 et seq. and other federal and New Jersey environmental laws, regulations and ordinances, including without limitation, affidavits to be submitted to the New Jersey Department of Environmental Protection in connection with requests for letters of non-applicability and negative declarations. Tenant's obligations hereunder shall survive the termination of this Lease.

31. BROKERS. Tenant agrees that it has dealt with no brokers in connection with this lease, except for Grubb & Ellis Company, Inc., whose commission shall be paid by Landlord pursuant to separate agreement. Tenant agrees to indemnify and hold Landlord harmless from any and all claims for commissions or fees in connection with the Premises and this lease from any other real estate brokers or agents with whom it may have dealt.

32.      OPTION TO RENEW.

         (a) Provided that Landlord has not given Tenant notice of default more than two (2) times preceding the Expiration Date, that there then exists no event of default by Tenant under this lease nor any event that with the giving of notice and/or the passage of time would constitute a default, and that Tenant is the sole occupant of the Premises, Tenant shall have the right and option, exercisable by giving Landlord prior written notice thereof more than twelve
(12) months in advance of the Expiration Date, or the first extended Expiration Date, as the case may be, to extend the term of this lease under the same terms and conditions (except for minimum annual rent and this option to renew) as herein set forth for two (2) additional terms of five (5) years each, the first additional term to begin on the Expiration Date and the second additional term to begin on the first extended Expiration Date.

         (b) The minimum annual rent for the first year of each additional term shall be equal to the greater of (i) the minimum annual rent then being paid by Tenant hereunder, or (ii) the fair market rental value of the Premises determined pursuant to subsection (c) hereof. The minimum annual rent for each subsequent year of each additional term shall be equal to the greater of (A) the minimum annual rent then being paid by Tenant hereunder, or (B) the amount which reflects the fair market increases in rental value of the Premises determined pursuant to subsection (c) hereof.

         (c) For purposes of this Section 32, if Landlord and Tenant cannot agree as to the fair market rental value and related annual fair market increases in rental value of the Premises within thirty (30) days after receipt of Tenant's notice to Landlord under subsection 32(a), the fair market rental value and related annual fair market increases in rental value of the Premises shall be determined by appraisal. Within ten (10) days after the expiration of such thirty (30) day period, Landlord and Tenant shall give written notice to the other setting forth the name and address of an appraiser designated by the party giving notice. All appraisers selected shall be members of the American Institute of Real Estate Appraisers and shall have had at least ten (10) years continuous experience in the business of appraising office buildings in the greater Philadelphia, Pennsylvania area. If either party shall fail to give notice of such designation within the time period provided, then the party who has designated its appraiser (the "Designating Party") shall notify the other party (the "Non-Designating Party") in writing that the Non-Designating Party has an additional ten (10) days to give notice of its designation, otherwise the appraiser, if any, designated by the Designating Party shall conclusively determine the fair market rental value and related annual fair market increases in rental value of the Premises. If two appraisers have been designated, such appraisers shall attempt to agree upon the fair market rental value and related annual fair market increases in rental value of the Premises. If the two appraisers do not agree on the fair market rental value and related annual fair market increases in rental value of the Premises within twenty (20) days of their designation, the two appraisers shall designate a third appraiser. If the two appraisers shall fail to agree upon the identity of a third appraiser within five (5) business days following the end of such twenty
(20) day period, then either Landlord or Tenant may apply to the American Arbitration Association, or any successor thereto having jurisdiction, for the settlement of the dispute as to the designation of the third appraiser and the American Arbitration Association shall designate a third appraiser in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. The three appraisers shall conduct such hearings as they may deem appropriate, shall make their determination of fair market rental value and related annual fair market increases in rental value of the Premises in writing and shall give notice to Landlord and Tenant of such determination within twenty
(20) days after the appointment of the third appraiser. If the three appraisers cannot agree upon the fair market rental value and related annual fair market increases in rental value of the Premises, each appraiser shall submit in writing to Landlord and Tenant the fair market rental value and related annual fair market increases in rental value of the Premises as determined by such appraiser. The fair market rental value and related annual fair market increases in rental value of the Premises for the purposes of this paragraph shall be equal to the arithmetic average of the two closest fair market rental values and related annual fair market increases in rental value of the Premises submitted by the appraisers. Each party shall pay its own fees and expenses in connection with any appraiser selected by such party under this Section, and the parties shall share equally all other expenses and fees of the arbitration, including the fees and expenses charged by the third appraiser. The fair market rental value and related annual fair market increases in rental value of the Premises as determined in accordance with the provisions of this Section shall be final and binding upon Landlord and Tenant.

33. SATELLITE DISH ANTENNA. Provided that Tenant is not in default under this lease, Tenant shall have the right to install, maintain and repair a satellite dish antenna (the "Antenna") on the Property under and subject to the following conditions:

         (a) Tenant shall comply with all Laws and Requirements and shall obtain, and deliver to Landlord written evidence of, any approval(s) required under any recorded covenants or restrictions applicable to the Property.

         (b) Tenant shall obtain Landlord's prior approval of the location of the Antenna on the Property and of the specifications for the Antenna. If Landlord approves installation of the Antenna on the roof of the Building, Tenant agrees to consult with Landlord's roofing contractor prior to installation and strictly to comply with the roofing contractor's recommendations and requirements. Tenant shall pay all costs incurred by Landlord in connection with the Antenna including without limitation all architectural, engineering, contractors' and legal fees.

         (c) Tenant shall comply with the provisions of Sections 9(b)(i) through (iv) of this lease.

         (d) At least 3 business days prior to installation, Tenant shall notify Landlord of the date and time of the installation. Tenant shall install the Antenna only if Landlord is present with Tenant at the installation.

         (e) Tenant shall maintain the Antenna in a safe, good and orderly condition. The installation, maintenance, repair and removal of the Antenna shall be performed at Tenant's sole expense in a manner which will not impair the integrity of, damage or adversely affect the warranty applicable to, the roof or any other portion of the Property.

         (f) No later than the expiration or sooner termination of the Term, at Tenant's sole expense, Tenant shall remove the Antenna and repair any resulting damage.

         (g) Tenant's indemnification of Landlord pursuant to Section 15 of this lease also applies to the Antenna and Tenant's use of any portion of the Property therefor. Without limiting the foregoing, Tenant solely shall be responsible for any damages or injury caused by or in any way relating to the Antenna, including, but not limited to, damage or injury caused by reason of the Antenna collapsing or being blown from the roof or any other portion of the Property.

34.      ADDITIONAL SPACE IN OTHER BUILDING

         (a) After the initial lease-up thereof, if and when any space in the Other Building (individually, the "Additional Space") becomes available for rental during the term of this lease and provided that Landlord has not given Tenant notice of default more than two (2) times, that there then exists no event of default by Tenant under this lease nor any event that with the giving of notice and/or the passage of time would constitute a default, and that Tenant is the sole occupant of the Premises, Tenant shall have the right of first offer to lease all of the Additional Space, subject to the following:

                  (i) After the initial lease-up of the Additional Space, Landlord shall notify Tenant when the Additional Space becomes available for rental by any party other than the tenant then in occupancy of the Additional Space and Tenant shall have five (5) business days following receipt of such notice within which to notify Landlord in writing that Tenant is interested in negotiating terms for leasing such Additional Space and to have its offer considered by Landlord prior to the leasing by Landlord of the Additional Space to a third party. If Tenant notifies Landlord within such time period that Tenant is so interested, then Landlord and Tenant shall have fifteen (15) days following Landlord's receipt of such notice from Tenant within which to negotiate mutually satisfactory terms for the leasing of the Additional Space by Tenant and to execute an amendment to this lease incorporating such terms or a new lease for the Additional Space.

                  (ii)     If Tenant does not notify Landlord within such five
(5) business days of its interest in leasing the Additional Space or if Tenant does not execute such amendment or lease within such fifteen (15) days, if applicable, then this right of first offer to lease such Additional Space will lapse and be of no further force or effect at such time and Landlord shall have the right to lease all or part of such Additional Space to any other party on any terms and conditions acceptable to Landlord.

                  (iii) This right of first offer to lease the Additional Space is personal to Tenant and is non-transferable to any assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord's consent) or other party.

         (b) Landlord shall notify Tenant in writing of any Additional Space which remains unleased as of the date which is 12 months after the Commencement Date.

35. MOVING EXPENSES. Provided that there then exists no event of default by Tenant under this lease nor any event that with the giving of notice and/or the passage of time would constitute a default, Landlord will reimburse Tenant for actual bona fide costs incurred by Tenant in relocating to the Premises, such reimbursement not to exceed $50,000 and to be paid by Landlord to Tenant within 30 days after the later of (a) the date Tenant occupies the Premises for the conduct of its business or (b) the date Landlord receives copies of bona fide invoices for such costs incurred by Tenant and evidence of Tenant's payment thereof. Reimbursable relocation costs may include, but not be limited to, (i) costs incurred with the deinstallation, moving, delivery and installation of furniture and other office equipment, and (ii) wiring and cabling costs.

36.      RESTRICTIONS ON CERTAIN LEASING ACTIVITIES BY LANDLORD.

         (a) Provided Landlord has not given Tenant notice of default more than two (2) times, that there then exists no event of default by Tenant under this lease nor any event that with the giving of notice and/or the passage of time would constitute a default, and that Tenant is the sole occupant of the Premises, Landlord shall not, without Tenant's prior written consent, which shall not be unreasonably withheld, conditioned or delayed:

                  (i) lease space at the Property to any person or entity whose principal business shall be providing third party small and mid-ticket equipment lease financing (up to $250,000.00)

                  (ii) lease space at the Property for use primarily for retail sales to the public.

         (b) The restrictions set forth in this Section shall continue only for so long as Marlin Leasing Corporation is the Tenant under this lease and the benefits of this Section are not transferable to any assignee or sublessee (regardless of whether any such assignment or sublease is made with or without Landlord's consent) or other party.

37. CONTINGENCY. In the event Landlord is unable to obtain site plan approval required or necessary for construction of the Building ("Site Plan Approval") within 120 days after the date of execution of this lease by Landlord and Tenant ("the Site Plan Approval Deadline") , either party shall have the right to terminate this lease by written notice to the other party within 10 days after expiration of the Site Plan Approval Deadline; provided, however, if Tenant gives such notice of termination, such termination shall not be effective and shall be null and void if, within 15 days after Landlord's receipt of Tenant's notice of termination, Landlord shall deliver written notice to Tenant stating that Landlord has obtained the Site Plan Approval. In the event of such termination, Landlord shall return the Security Deposit, together with interest thereon, to Tenant and the parties shall have no further liability or obligation to each other hereunder, except for any liabilities or obligations that are expressly provided herein to survive such termination. Landlord shall apply for Site Plan Approval promptly after the date of execution of this lease by Landlord and Tenant and use commercially reasonable efforts to obtain same in a timely manner.

38. PARKING. Tenant shall be entitled to use five (5) parking spaces per 1,000 rentable square feet in the Premises. Landlord shall designate and mark space immediately outside of the Building's delivery entrance for delivery purposes.

         IN WITNESS WHEREOF, and in consideration of the mutual entry into this lease and for other good and valuable consideration, and intending to be legally bound, Landlord and Tenant have executed this lease.

Date signed:                         LANDLORD:

10/21/03                             LIBERTY PROPERTY LIMITED PARTNERSHIP
                                     By:   Liberty Property Trust, Sole General
                                           Partner

                                           By:  /s/ Ward J. Fitzgerald
                                               ---------------------------------
                                               Name: Ward J. Fitzgerald
                                               Title: Senior Vice President,
                                                      Regional Manager

Date signed:                         TENANT:

10/21/03                             MARLIN LEASING CORPORATION

Attest: /s/ Chris Tegley             By:  /s/  George D. Pelose
       -------------------               --------------------------
       Name: Chris Tegley                Name: George D. Pelose
       Title: Dir. of Facilities         Title: Senior Vice President

                                   EXHIBIT "A"

            [ORIGINAL DOCUMENT INCLUDES A PLAN SHOWING THE PREMISES]

                                   EXHIBIT "B"

                         LEASE COMMENCEMENT CERTIFICATE

         Re: LEASE DATED ________________, 2003 FOR PREMISES LOCATED AT FELLOWSHIP ROAD AND PLEASANT VALLEY ROAD, MOUNT LAUREL, NJ BETWEEN LIBERTY PROPERTY LIMITED PARTNERSHIP AS LANDLORD AND MARLIN LEASING CORPORATION AS TENANT ("LEASE")

Dear _______________:

         This is to confirm the following with respect to the Lease:

                  COMMENCEMENT DATE: ___________________, 20___

                  EXPIRATION DATE: ___________________, 20___

                  SQUARE FEET LEASED: 50,000

         As set forth in the Lease, Minimum Annual Rent and Annual Operating Expenses are due on or before the Commencement Date for the period from the Commencement Date until the first day of the next calendar month unless the Commencement Date is the first day of the calendar month. Accordingly, the following amounts are due on or before the Commencement Date:

                  APPORTIONED MINIMUM RENT:          $______________
                  APPORTIONED OPERATING EXPENSES:    $______________
                  TOTAL:                             $______________

         Thereafter regular monthly payments will be due in the following amounts until adjusted in accordance with the Lease:

                  MONTHLY RENT INSTALLMENT:          $______________
                  MONTHLY OPERATING PAYMENT:         $______________
                  TOTAL MONTHLY PAYMENT:             $______________

         If you disagree with any of the information set forth above, please advise us in writing within five days of your receipt of this letter; otherwise the Commencement Date and the Expiration Date of the Lease will be as set forth above.

                                     Sincerely,
                                     LIBERTY PROPERTY LIMITED PARTNERSHIP
                                     By: Liberty Property Trust, Sole General
                                         Partner

                                     By: _______________________________________
                                         Name:
                                         Title:

                                   EXHIBIT "C"

                                 BUILDING RULES

         1. As stated in the lease, Tenant shall not use the Premises as a "place of public accommodation" as defined in the Americans with Disabilities Act of 1990, which identifies the following categories into one or more of which a business must fall to be a "place of public accommodation":

                  a.       Places of lodging (examples: hotel, motel)

                  b. Establishments serving food or drink (examples: bar, restaurant)

                  c. Places of exhibition or entertainment (examples: motion picture house, theater, stadium, concert hall)

                  d. Places of public gathering (examples: auditorium, convention center, lecture hall)

                  e. Sales or rental establishments (examples: bakery, grocery store, hardware store, shopping center)

                  f. Service establishments (examples: bank, laundromat, barber shop, funeral parlor, hospital, gas station, business offices such as lawyer, accountant, healthcare provider or insurance office)

                  g. Stations used for specified public transportation (examples: bus terminal, depot)

                  h. Places of public display or collection (examples: museum, library, gallery)

                  i. Places of recreation (examples: park, zoo, amusement park)

                  j. Places of education (examples: nursery, elementary, secondary, private or other undergraduate or postgraduate school)

                  k. Social service center establishments (examples: day-care center, senior citizen center, homeless shelter, food bank, adoption agency)

                  l. Places of exercise or recreation (examples: gym, health spa, bowling alley, golf course)

         2. Any sidewalks, lobbies, passages, elevators and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises. Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the reasonable judgment of Landlord, shall be prejudicial to the safety, peace or character of the Property.

         3. The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

         4. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. No person shall go on the roof without Landlord's permission.

         5. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord. Tenant shall not remove, without Landlord's prior written consent, any shades, blinds or curtains in the Premises.

         6. Without Landlord's prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines. If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall sand and spackle all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the lease. Without Landlord's prior written consent, no walls or partitions shall be painted, papered or otherwise covered or moved in any way or marked or broken; nor shall any connection be made to electric wires for running fans or motors or other apparatus, devices or equipment; nor shall machinery of any kind other than customary small business machines be allowed in the Premises; nor shall Tenant use any other method of heating, air conditioning or air cooling than that provided by Landlord (with the exception of air purifiers, which shall be permitted); nor shall any mechanics be allowed to work in or about the Building other than those employed by Landlord.

         7. Tenant shall not change any locks nor place additional locks upon any doors and shall surrender all keys and passes at the end of the Term.

         8. Tenant shall not use nor keep in the Building any matter having an offensive odor, nor explosive or highly flammable material, nor shall any animals other than seeing eye dogs in the company of their masters be brought into or kept in or about the Premises.

         9. If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.

         10. Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building which is designed to normal office building standards for floor loading capacity. Landlord shall have the right to exclude from the Building heavy furniture, safes and other articles which may be hazardous or to require them to be located at designated places in the Premises. Tenant shall obtain Landlord's written consent prior to the installation of any vending machines in the Premises, provided that Landlord hereby consents to the installation of the vending machines set forth in the Base Building Documents.

         11. The use of rooms as sleeping quarters is strictly prohibited at all times.

         12. Tenant shall have the right, at Tenant's sole risk and responsibility, to use its proportional share of the parking spaces at the Property as reasonably determined by Landlord. Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including without limitation the following:
Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. No vehicles shall be left in the parking lot overnight. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner's sole risk, and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under its lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.

         13. Tenant shall not smoke in the Building which Landlord has designated as a non-smoking building.

         14. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent same.

         15. Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Premises (examples: security guards/monitors, telecommunications installers/maintenance). Tenant shall permit Landlord's employees and contractors and no one else to clean the Premises unless Landlord consents in writing. Tenant assumes all responsibility for protecting its Premises from theft and vandalism and Tenant shall see each day before leaving the Premises that the windows and the doors are closed and securely locked.

         16. To the extent Tenant does not occupy the entire Building, Landlord shall provide Tenant with the move-in and move-out policies for the Building with which Tenant shall comply. Throughout the Term, no furniture, packages, equipment, supplies or merchandise of Tenant will be received in the Building, or carried up or down in the elevators or stairways, except during such hours as shall be designated by Landlord, and Landlord in all cases shall also have the exclusive right to prescribe the method and manner in which the same shall be brought in or taken out of the Building.

         17. Tenant shall not place oversized cartons, crates or boxes in any area for trash pickup without Landlord's prior approval. Landlord shall be responsible for trash pickup of normal office refuse placed in ordinary office trash receptacles only. If required by Laws and Requirements, Landlord shall be responsible for pickup of recyclable items placed in recycling receptacles provided by Landlord. Excessive amounts of trash or other out-of-the-ordinary refuse loads will be removed by Landlord upon request at Tenant's expense. Landlord and Tenant shall mutually agree upon the location of the outdoor trash containers, subject to governmental restrictions and approvals.

         18. Tenant shall cause all of Tenant's Agents to comply with these Building Rules.

         19. Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord's reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property. Notice of any action by Landlord referred to in this paragraph, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Premises by Tenant under the lease.

         20. These Building Rules are not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such non-enforcement will not constitute a waiver as to Tenant.

         21. Tenant shall be deemed to have read these Building Rules and to have agreed to abide by them as a condition to Tenant's occupancy of the Premises.

                                   EXHIBIT "D"

              [ORIGINAL DOCUMENT INCLUDES CLEANING SPECIFICATIONS]

                                   EXHIBIT "E"
                           TENANT ESTOPPEL CERTIFICATE

         Please refer to the documents described in Schedule 1 hereto, (the "Lease Documents") including the "Lease" therein described; all defined terms in this Certificate shall have the same meanings as set forth in the Lease unless otherwise expressly set forth herein. The undersigned Tenant hereby certifies that it is the tenant under the Lease. Tenant hereby further acknowledges that it has been advised that the Lease may be collaterally assigned in connection with a proposed financing secured by the Property and/or may be assigned in connection with a sale of the Property and certifies both to Landlord and to any and all prospective mortgagees and purchasers of the Property, including any trustee on behalf of any holders of notes or other similar instruments, any holders from time to time of such notes or other instruments, and their respective successors and assigns (the "Mortgagees") that as of the date hereof:

         1. The information set forth in attached Schedule 1 is true and correct.

         2. Tenant is in occupancy of the Premises and the Lease is in full force and effect, and, except by such writings as are identified on
Schedule 1, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the Premises, whether oral or written, except as set forth in
Schedule 1.

         3. All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed.

         4. Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant's knowledge, there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Tenant under the Lease Documents.

         5. Tenant has not paid any Rent due under the Lease more than 30 days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any Rent due and payable under the Lease except as set forth in Schedule 1.

         6. To Tenant's knowledge, there are no uncured defaults on the part of Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to Landlord, and there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder, and that at the present time Tenant has no claim against Landlord under the Lease Documents (other than for Landlord's continued performance of its obligations under the Lease Documents).

         7. Except as expressly set forth in the Lease Documents and Part G of Schedule 1, there are no provisions for any, and Tenant has no, options with respect to the Premises or all or any portion of the Property.

         8. Except as set forth on Part M of Schedule 1, no action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency law.

         9. The undersigned has the authority to execute and deliver this Certificate on behalf of Tenant and acknowledges that all Mortgagees will rely upon this Certificate in purchasing the Property or extending credit to Landlord or its successors in interest.

         10. This Certificate shall be binding upon the successors, assigns and representatives of Tenant and any party claiming through or under Tenant and shall inure to the benefit of all Mortgagees.

         IN WITNESS WHEREOF, Tenant has executed this Certificate this _____ day of ___________, 20____.

_________________________________________________________
                                                                 Name of Tenant

By:______________________________________________________

Title:____________________________________________________

         SCHEDULE 1 TO TENANT ESTOPPEL CERTIFICATE

         Lease Documents, Lease Terms and Current Status

A.       Date of Lease:

B.       Parties:

         1.       Landlord:

         2.       Tenant d/b/a:

C.       Premises known as:

D. Modifications, Assignments, Supplements or Amendments to Lease or other Agreements concerning the Premises:

E.       Commencement Date:

F.       Expiration of Current Term:

G.       Options:

H.       Security Deposit Paid to Landlord: $

I.       Current Fixed Minimum Rent (Annualized): $

J.       Current Additional Rent (and if applicable, Percentage
Rent)(Annualized): $

K.       Current Total Rent: $

L.       Square Feet Demised:

M.       Tenant's Bankruptcy or other Insolvency Actions:

                                   EXHIBIT "F"

            [ORIGINAL DOCUMENT INCLUDES BASE BUILDING SPECIFICATIONS]